UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 4, 2010

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code            (770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)           On January 4, 2010, Vystar entered into an employment agreement with Matthew Clark to continue to serve as Vystar’s Vice President of Technical Sales. Prior to the entering into of this agreement, Mr. Clark had been serving under an oral agreement.  The term of the agreement is effective until terminated by either party in accordance with the terms of the agreement. Under the agreement, Mr. Clark receives a base salary of $85,000 per year, as such base salary may be adjusted by the Board, and an annual bonus as determined by sales targets and objectives to be determined by the Compensation Committee; provided, that no cash bonus is payable to Mr. Clark on any date unless he is employed by the Company on that date.  Additionally, Mr. Clark is entitled to receive commission payments of five percent (5%) of the gross profit earned by the Company, less any refunds or credits the Company extends, for all sales of Company products made in the applicable months and/or for all licensing sales and/or royalty payments received by the Company for the use of the Company’s technology by another manufacturer. Mr. Clark’s employment agreement is terminable at will by the Company for cause or without cause as defined in the agreement. However, if Mr. Clark’s employment is terminated by Vystar without cause, Vystar is obligated to pay Mr. Clark compensation earned through the date of termination plus a severance payment equal to three (3) months base salary plus any earned commissions or bonuses, plus employee benefits from the date of termination payable as if he had remained an employee of the Company. If Mr. Clark is terminated for cause or he terminates the employment agreement without cause, he is only entitled to compensation through the date of termination.

(b)           On April 8, 2010, Vystar entered into an employment agreement with Jack W. Callicutt to serve as Vystar’s Chief Financial Officer.  The term of the agreement is effective until terminated by either party in accordance with the terms of the agreement. Under the agreement, Mr. Callicutt receives a base salary of $125,000 per year, as such base salary may be adjusted by the Board, and an annual bonus as determined by the Compensation Committee and the Company’s CEO in their sole discretion.  Additionally, on April 12, 2010, Mr. Callicutt was granted options to purchase 200,000 shares at an exercise price of $1.75 per share, the market price of Vystar’s stock on the date of grant.  The options vest 50,000 at the expiration of a 120 day probationary period, and 50,000 on April 8, 2011, 2012 and 2013. Mr. Callicutt’s employment agreement is terminable at will by the Company for cause or without cause as defined in the agreement. However, if Mr. Callicutt’s employment is terminated by Vystar without cause after the first year of Mr. Callicutt’s employment, Vystar is obligated to pay Mr. Callicutt compensation earned through the date of termination plus a severance payment equal to three (3) months base salary, plus group health insurance from the date of termination payable as if he had remained an employee of the Company. If Mr. Callicutt is terminated for cause or he terminates the employment agreement without cause, he is only entitled to compensation through the date of termination.

Prior to joining Vystar as Chief Financial Officer, Mr. Callicutt, age 43, served as Chief Financial Officer of IVOX, Inc., an Atlanta, GA based technology enabled transportation risk management company, from April 2008 through September 2009.  Mr. Callicutt served as Vice President and Chief Financial Officer of Tikvah Therapeutics, a privately held biotechnology company in Atlanta, GA, from August 2007 through March 2008.   Prior to joining Tikvah, Mr. Callicutt was employed by Corautus Genetics, Inc., a publicly traded biotechnology company based in Atlanta, GA, from August 2003 through June 2007, most recently serving as Senior Vice President – Chief Financial Officer.  During his career, Mr. Callicutt has completed several private placements and convertible debt offerings.  Mr. Callicutt also negotiated and completed merger and acquisition transactions in addition to being responsible for all financial, risk management and administrative functions.  Prior to joining Corautus, Mr. Callicutt spent 14 years with Deloitte, an international public accounting firm, the last six years as an audit senior manager primarily focusing on technology companies. Mr. Callicutt is a Certified Public Accountant and graduated, with honors, from Delta State University with degrees in Accounting and Computer Information Systems.  Mr. Callicutt has served on several boards of non-profit organizations.

(c)           On April 12, 2010, Vystar’s Board of Directors, upon the recommendation of the Compensation Committee, adopted the following compensation arrangements for its executive officers (other than for Jack W. Callicutt, Vystar’s new Chief Financial Officer, which are described above):

William Doyle (Chairman, Chief Executive Officer and President)

Base Salary:  remains the same at $185,000 for 2010, 2011 and 2012.

Cash Bonuses:

2010 - In the event the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) is equal to or greater than $500,000 for the fourth quarter of 2010, cash bonus equal to 100% of base salary.  In the event that the Company’s EBITDA for the fourth quarter 2010 is between $450,000 and $499,999, cash bonus of 50% of base salary.

2011 - In the event the Company’s EBITDA is equal to or greater than $5,000,000 for the 2011 fiscal year, cash bonus equal to 100% of base salary.  In the event that the Company’s EBITDA for the 2011 fiscal year is between $4,500,000 and $4,999,999, cash bonus of 50% of base salary.

2012 - In the event the Company’s EBITDA is equal to or greater than $10,000,000 for the 2012 fiscal year, cash bonus equal to 100% of base salary.  In the event that the Company’s EBITDA for the 2012 fiscal year is between $9,000,000 and $9,999,999, cash bonus of 50% of base salary.

Stock Options:  Options to purchase 300,000 shares of common stock at $2.00 per share, vesting in equal 100,000 increments based on achieving the EBITDA milestones set forth above under Cash Bonuses, the 50% incremental vesting being inapplicable.  If any goal is missed in any year, the goal may be made up in the subsequent year if the aggregate EBITDA for the Company for the two fiscal periods is equal to or greater than the aggregate EBITDA goal for those two fiscal periods.

Sandra Parker (Executive Vice President Sales and Marketing) and Matthew Clark (Vice President Technical Sales)

Base Salary:  $125,000 (Ms. Parker) and $85,000 annually (Mr. Clark)  (no change from 2009).

Cash Bonuses:                                            None.

Stock Options:  For each executive officer, options to purchase 75,000 shares of common stock at $2.00 per share, vesting in equal 25,000 increments based on achieving the EBITDA milestones set forth above for William Doyle - Stock Options.

Item 9.01                 FINANCIAL STATEMENTS AND EXHIBITS

10.1           Employment Agreement between Matthew Clark and Vystar Corporation dated January 4, 2010.

10.2           Employment Agreement between Jack W. Callicutt and Vystar Corporation dated April 8, 2010.

99.1           Press Release issued by Vystar Corporation dated April 13, 2010, with respect to the appointment of Jack W. Callicutt as Vystar’s Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

April 13, 2010	By:	/s/ William R. Doyle
William R. Doyle
Chairman, President and
Chief Executive Officer